EXHIBIT 19.1





             The Financial Statements for the 1991 Thrift Incentive Stock
                Purchase Plan for Employees of Cullen/Frost Bankers, Inc.

                                        1991 Thrift Incentive Stock
                                        Purchase Plan for Employees
                                        of Cullen/Frost Bankers, Inc.

                                        Financial Statements

                                        Years Ended December 31, 1997 and 1996
                                        with Report of Independent Auditors

                         1991 Thrift Incentive Stock Purchase Plan
                        for Employees of Cullen/Frost Bankers, Inc.

                                    Financial Statements


                            Years Ended December 31, 1997 and 1996




                                          Contents

Report of Independent Auditors                                              1


Financial Statements

Statements of Net Assets Available for Benefits                             2
Statements of Changes in Net Assets Available for Benefits                  3
Notes to Financial Statements                                               4

                          Report of Independent Auditors



Compensation and Benefits Committee of
  Cullen/Frost Bankers, Inc.

We have audited the accompanying statements of net assets available for benefits of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. at December 31, 1997 and 1996, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

                                                       /s/Ernst & Young LLP
                                                       --------------------
                                                       Ernst & Young LLP

San Antonio, Texas
April 20, 1998

                         1991 Thrift Incentive Stock Purchase Plan
                        for Employees of Cullen/Frost Bankers, Inc.

                      Statements of Net Assets Available for Benefits


                                                             December 31
                                                            1997     1996
                                                          ----------------
Assets                                                     $    -   $    -
Liabilities                                                     -        -
                                                          ----------------
Net assets available for benefits                          $    -   $    -




See accompanying notes.

                            1991 Thrift Incentive Stock Purchase Plan
                           for Employees of Cullen/Frost Bankers, Inc.

                    Statements of Changes in Net Assets Available for Benefits


                                                        Year Ended December 31
                                                           1997         1996
                                                        ------------------------
Additions:
  Employer contributions                                $   745,341 $  687,537
  Employee contributions                                     36,317     29,946
  Dividend income                                             9,390     11,234
  Interest income                                               645        664
  Gain on sale of investments                                   815        388
  Appreciation in fair value of investments                 326,766    126,648
                                                         -----------------------
Total additions                                           1,119,274    856,417

Deductions:
  Benefit payments                                        1,119,274    856,417
Total deductions                                          1,119,274    856,417

Net assets available for benefits at beginning of year            -          -
                                                         ----------------------
Net assets available for benefits at end of year         $        -  $       -




See accompanying notes.

                         1991 Thrift Incentive Stock Purchase Plan
                        for Employees of Cullen/Frost Bankers, Inc.

                                Notes to Financial Statements

                                 December 31, 1997 and 1996


1.  Significant Accounting Policies

The financial statements of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. (the Plan) are presented on the accrual basis of accounting. Participating entities include: Cullen/Frost Bankers, Inc. (CFBI); Frost National Bank; and United States National Bank, all of which are referred to herein as "the Company."

The cost of a specific security sold is used to compute gains and losses on the sale of investments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  Description of the Plan

The Plan, amended and restated on January 1, 1991, is a nonqualified contributory plan. In addition to the Plan, the Company maintains the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (the 401(k) Plan). The Plan covers substantially all eligible employees who have been determined to be highly compensated employees with respect to the plan year under the provisions of the 401(k) Plan regarding discretionary matching contributions, and who have been designated by the Plan's administrative committee as eligible for participation. The Plan was adopted to offer to eligible employees whose participation in the 401(k) Plan is limited an alternative means of receiving comparable benefits.

For each plan year, each active participant is eligible to contribute an amount not to exceed the total of:

      i) the amount by which the active participant's 401(k) Plan contributions have been limited by IRS regulations not to exceed the difference between

         a) six percent of the participant's compensation for the respective plan year, and

                          1991 Thrift Incentive Stock Purchase Plan
                         for Employees of Cullen/Frost Bankers, Inc.

                         Notes to Financial Statements (continued)

                                 December 31, 1997 and 1996


2.  Description of the Plan (continued)

          b) the total before- and after-tax contributions allocated under the 401(k) Plan, and

      ii) the amount by which the participant's contributions to the 401(k) Plan have been limited by IRS regulations.

For each plan year, the Company makes contributions equal to 100% of the participants' before- and after-tax contributions to the Plan and the 401(k) Plan, up to six percent of the participants' compensation for the respective plan year.

Participants are immediately vested 100% in their accounts which are distributed to them as of the date the distribution is made.

With respect to each plan year, all contributions under the Plan, from both the participants and the Company, are invested in common stock of CFBI.

All assets of the Plan are distributed on an annual basis by the end of each plan year. Participants receive stock certificates for their allocated portion of CFBI common stock (in whole shares), and cash for fractional shares.

3.  Transactions With Parties-in-Interest

The Company may pay for certain or all expenses incurred in administering the provisions of the Plan. During 1997 and 1996, all such expenses were paid by the Company.

4.  Income Tax Status

The Plan is not subject to federal income taxes.

                         1991 Thrift Incentive Stock Purchase Plan
                        for Employees of Cullen/Frost Bankers, Inc.

                         Notes to Financial Statements (continued)

                                 December 31, 1997 and 1996


5.  Impact of Year 2000 (Unaudited)

The Year 2000 issue is the result of computer programs having been written using two digits rather than four to define the applicable year. Any of the Plan's computer programs, including programs from outside vendors, that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations including, among other things, a temporary inability to process transactions.

Management of Frost National Bank, trustee, has completed an assessment and will work with its third-party vendor to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. Costs of Year 2000 compliance are borne by Frost National Bank and not the Plan.

EXHIBIT 19.2



   The Financial Statements and Supplemental Schedules for the 401(k) Stock
           Purchase Plan for Employees of Cullen/Frost Bankers, Inc.
                 For the years ended December 31, 1997 and 1996.

                                         401(k) Stock Purchase Plan
                                         for the Employees of
                                         Cullen/Frost Bankers, Inc.
                                         and Its Affiliates

                                         Financial Statements
                                         and Supplemental Schedules

                                         Years Ended December 31, 1997 and 1996
                                         with Report of Independent Auditors

                401(k) Stock Purchase Plan for the Employees of
                 Cullen/Frost Bankers, Inc. and Its Affiliates

                             Financial Statements
                           and Supplemental Schedules


                     Years Ended December 31, 1997 and 1996




                                    Contents

Report of Independent Auditors                                              1


Financial Statements

Statements of Net Assets Available for Benefits                             3
Statements of Changes in Net Assets Available for Benefits                  4
Notes to Financial Statements                                               5


Supplemental Schedules

Item 27a - Schedule of Assets Held for Investment Purposes                 12
Item 27d - Schedule of Reportable Transactions                             13

                        Report of Independent Auditors



Compensation and Benefits Committee of the 401(k) Stock Purchase Plan for the Employees of
 Cullen/Frost Bankers, Inc. and Its Affiliates
San Antonio, Texas

We have audited the accompanying statements of net assets available for benefits of the 401(k) Stock Purchase Plan for the Employees of Cullen/Frost Bankers, Inc. and Its Affiliates as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1997 and 1996, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes as of December 31, 1997 and reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's

Compensation and Benefits Committee of the 401(k) Stock Purchase Plan for the Employees of
 Cullen/Frost Bankers, Inc. and Its Affiliates



Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1997 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1997 financial statements taken as a whole.

The schedule of assets held for investment purposes that accompanies the Plan's financial statements does not disclose the historical cost of certain plan assets held by the plan trustee. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

                                                       /s/Ernst & Young LLP
                                                       --------------------
                                                       Ernst & Young LLP

San Antonio, Texas
June 23, 1998

401(k) Stock Purchase Plan for the Employees of
Cullen/Frost Bankers, Inc. and Its Affiliates

Statements of Net Assets Available for Benefits

                                                               December 31
                                                             1997      1996
                                                           --------------------
Assets
Common stock of Cullen/Frost Bankers, Inc.
  (pending distribution)                             $     17,538  $          -
Investments, at fair value:
  Common stock of Cullen/Frost Bankers,Inc.            88,099,682    48,389,886
  AIM Short-Term Prime Money Market Fund                   82 917     3,638,886
  AIM LTD Maturity Treasury Fund                          921,338       557,177
  Templeton Growth Fund                                 2,934,922     1,788,533
  Fidelity Advisor Growth Opportunities Fund            4,107,804     2,492,788
  Fidelity Money Market Fund                            4,953,482             -
  Optimum Mix/Total Return Portfolio                    4,416,454     2,380,739
  Short-Term Investment Co. Prime Portfolio               417,283             -
Participant loans                                       6,133,895     4,734,801
                                                    ---------------------------
Total investments                                     112,085,315    63,982,810

Receivables:
  Employer contributions                                  102,149        87,841
  Participants' contributions                             161,607       143,447
  Proceeds of sale of common stock of
    Cullen/Frost Bankers, Inc.                                  -       365,085
  Interest                                                  1,035           256
  Merger asset                                            705,496             -
                                                    ---------------------------
Net assets available for benefits                    $113,055,602   $64,579,439
                                                    ===========================



See accompanying notes.

                 401(k) Stock Purchase Plan for the Employees of
                 Cullen/Frost Bankers, Inc. and Its Affiliates

           Statements of Changes in Net Assets Available for Benefits

                                                   Year Ended December 31,
                                                     1997           1996
                                                  --------------------------
Additions to net assets attributed to:
 Investment activities:
   Interest                                       $    233,798  $    179,797
   Dividends                                         2,389,485     1,482,206
Net appreciation in fair value of
   Investments                                      40,750,675    12,622,446
                                                  --------------------------
                                                    43,373,958    14,284,449
Contributions:
  Employer                                           1,961,981     1,565,914
  Participants                                       4,831,873     5,501,575
                                                  --------------------------
Total additions                                     50,167,812    21,351,938

Deductions from net assets attributed to:
 Benefits paid to participants                       2,397,145     2,434,253
 Transfer of funds due to plan merger                 (705,496)            -
                                                  --------------------------
Net increase                                        48,476,163    18,917,685

Net assets available for benefits at
 beginning of year                                  64,579,439    45,661,754
                                                  --------------------------
Net assets available for benefits at
 end of year                                      $113,055,602  $ 64,579,439
                                                  ==========================



See accompanying notes.


                 401(k) Stock Purchase Plan for the Employees of
                 Cullen/Frost Bankers, Inc. and Its Affiliates

                         Notes to Financial Statements

                           December 31, 1997 and 1996


1.  Significant Accounting Policies

The accounting records of the 401(k) Stock Purchase Plan for the Employees of Cullen/Frost Bankers, Inc. and Its Affiliates (the Plan) are maintained on the accrual basis of accounting.

The Plan's investments are held in common stock of Cullen/Frost Bankers, Inc.
(CFBI), AIM LTD Maturity Treasury Fund, Templeton Growth Fund, Fidelity Advisor Growth Opportunities Fund, and Optimum Mix/Total Return Portfolio, and Short-Term Investments Co. Prime Portfolio, which are stated at fair value based on quoted market prices on the valuation date, and in a money market fund.
Changes in fair market value and gains and losses on the sale of investment securities are reflected in the statements of changes in net assets available for benefits as net appreciation in fair value of investments. Money market investments are valued at cost, which approximates fair value.

Administrative expenses of the Plan are paid by CFBI.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  Description of the Plan

The following is a general description of the Plan. Participants should refer to the plan agreement for a more complete description of the Plan's provisions.

General

The Plan is a defined contribution plan qualified under Section 401(a) of the Internal Revenue Code (IRC) and covers full-time employees who complete 90 days of service and part-time employees who complete 90 days of service and are scheduled to work more than 1,000 hours in a year. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

                 401(k) Stock Purchase Plan for the Employees of
                  Cullen/Frost Bankers, Inc. and Its Affiliates

                    Notes to Financial Statements (continued)

                           December 31, 1997 and 1996


2.  Description of the Plan (continued)

Contributions and Investment Options

Participants may contribute an amount not less than 2% and not exceeding 16% of their compensation, limited by 401(k) regulations, and may direct investments of their accounts in either common stock of CFBI, AIM Short-Term Prime Money Market Fund, AIM LTD Maturity Treasury Fund, Templeton Growth Fund, Fidelity Advisor Growth Opportunities Fund, Fidelity Money Market Fund, or Optimum Mix/Total Return Portfolio, or Short-Term Investments Co. Prime Portfolio. Participants are able to invest their contributions in these funds in 1% increments. CFBI matches 100% of the participants' contributions up to 6% of the participants' compensation.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) plan earnings.
Forfeited balances of terminated participants' nonvested accounts are used to restore forfeitures of reemployed participants, pay administrative expenses, or reduce future company contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Vesting

Participants are immediately vested in their voluntary contributions plus actual earnings thereon. Participants employed prior to January 1, 1991 are 100% vested in their employer contributions. Participants employed after December 31, 1990 vest in their employer contributions at 20% per year with 100% vesting occurring after completion of five years of service, upon death or disability, or when the participant reaches age 65.

Participant Loans

Participants may borrow from their fund accounts a minimum of $500 up to a maximum of $50,000 or 50% of their account balance, reduced by the highest amount of any loan outstanding within the previous twelve months. Loan transactions are treated as a transfer from (to) the investment fund to (from) the loan fund. Loan terms range from


                 401(k) Stock Purchase Plan for the Employees of
                  Cullen/Frost Bankers, Inc. and Its Affiliates

                    Notes to Financial Statements (continued)

                           December 31, 1997 and 1996


2.  Description of the Plan (continued)

1 to 5 years or up to 30 years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined quarterly by the plan administrator. Principal and interest are paid ratably through semimonthly payroll deductions. Subject to Internal Revenue Service (IRS) limitations, participants may make hardship withdrawals from a portion of their 401(k) contributions to pay for an immediate and heavy financial need.

Payment of Benefits

Upon normal retirement at age 65, or in the event of death or disability, a participant will receive a lump-sum payment of his (her) account in the Plan and all amounts which have been allocated to his (her) plan account. Distribution of a participant's account must occur no later than April of the calendar year after the participant reaches age 70 1/2. In the event of termination of employment with the employer for any other reason, the participant is entitled to the vested portion of his (her) account in the Plan and all vested amounts which have been allocated to his (her) plan account.

Plan Termination

Although it has not expressed any intent to do so, CFBI has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become 100% vested in their accounts.

3.  Benefits Payable to Terminated Participants

At December 31, 1997, there were nine terminated participants in the Plan entitled to aggregate vested benefits totaling $82,411 in cash disbursements and 5,211 shares of CFBI common stock, or $316,256, applying the fair market value of the stock of $60.69 per share at December 31, 1997. At December 31, 1996, there were ten terminated participants in the Plan entitled to aggregate vested benefits totaling $27,961 in cash distributions and 9,479 shares of CFBI common stock, or $315,177, applying the fair market value of the stock of $33.25 per share at December 31, 1996.


                401(k) Stock Purchase Plan for the Employees of
                 Cullen/Frost Bankers, Inc. and Its Affiliates

                   Notes to Financial Statements (continued)

                          December 31, 1997 and 1996


4.  Form 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                               December 31
                                                          1997         1996
                                                     -------------------------
Net assets available for benefits per the
 financial statements                                $113,055,602  $64,579,439
Amounts allocated to withdrawing
 Participants                                            (398,667)    (343,138)
                                                     --------------------------
Net assets available for benefits per the
 Form 5500                                           $112,656,935  $64,236,301

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                       Year Ended December 31
                                                         1997          1996
                                                     --------------------------
Benefits paid to participants per the financial
 Statements                                           $ 2,397,145  $ 2,434,253
Add:  Amounts allocated to withdrawing
 participants at the end of the year                      398,667      343,138
Less:  Amounts allocated to withdrawing
 participants at the end of the prior year               (343,138)    (277,350)
                                                      -------------------------
Benefits paid to participants per the
 Form 5500                                            $ 2,452,674  $ 2,500,041

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

                401(k) Stock Purchase Plan for the Employees of
                 Cullen/Frost Bankers, Inc. and Its Affiliates

                   Notes to Financial Statements (continued)

                          December 31, 1997 and 1996


5.  Income Tax Status

The IRS has determined and informed the Company by a letter dated October 26, 1996 that the Plan and related trust are designed in accordance with applicable sections of the IRC. The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


6.  Plan Merger

Effective December 31, 1997, the Citizens State Bank of Corpus Christi Employees' 401(k) Profit Sharing Plan (CSB) was merged into the Plan. Approximately $705,496 will be transferred from CSB's trustee to CFBI

                401(k) Stock Purchase Plan for the Employees of
                 Cullen/Frost Bankers, Inc. and Its Affiliates

                    Notes to Financial Statements (continued)

                           December 31, 1997 and 1996


7. Statement of Changes in Net Assets Available for Benefits Segregated by Participant-Directed Investment Type

The following represents the changes in net assets available for benefits segregated by participant-directed investment type for the year ended December 31, 1997:

                     Common Stock   Cullen/Frost   AIM Short-
                   Of Cullen/Frost Bankers, Inc.  Term Price     AIM LTD
                    Bankers, Inc    Common Stock   Money Market   Maturity Templeton
                 (Pending           Fund           Fund      Treasury Fund Growth Fund
                     Distribution)
                         -------------------------------------------------------------
Additions to net assets
  attributed to:
    Interest      $                 $             $ 189,040     $             $
    Dividends                         1,405,212                   38,450    $423,910
    Net appreciation in
    fair value of investments        37,733,069   1,587,681        3,766     (95,739)
    Investment election transfer     (1,235,071) (5,414,095)     281,484     489,737

    Contributions:
    Employer                          1,961,981
      Participants    17,538          2,581,993     200,405       56,442     390,949
    Loan withdrawals                 (3,273,800     167,955      (23,414)    (94,272)
                         ------------------------------------------------------------
Total additions
      (decreases)     17,538         39,173,384  (3,269,014)     356,728   1,114,585

Deductions from net assets
  attributed to:
    Benefits paid to
        Participants                  1,946,290    160,951         1,820       46,755
    Loan interest and principal      (2,150,864)   126,004         9,253      (78,559)
    Transfer of funds due to
    plan merger                        (705,496)
                         -------------------------------------------------------------
Total deductions
   (additions)                         (910,070)   286,955        (7,433)     (31,804)
                         -------------------------------------------------------------
Net increase (decrease)17,538        40,083,454 (3,555,969)       364,161   1,146,389

Net assets available for benefits
 at beginning of year                48,986,515     3,638,886     557,177   1,788,533

Net assets available for benefits
 at end of year      $17,583       $89,069,969 $ 82,917          $921,338 $ 2,934,922

                        ==============================================================

                401(k) Stock Purchase Plan for the Employees of
                 Cullen/Frost Bankers, Inc. and Its Affiliates

                   Notes to Financial Statements (continued)

                           December 31, 1997 and 1996


7. Statement of Changes in Net Assets Available for Benefits Segregated by Participant-Directed Investment Type (continued)

               Fidelity Advisor              Optimum
                   Growth        Fidelity    Mix/Total  Short-Term
             Opportunuties   Money Market  Return    Investments    Participant
                Fund           Fund      Portfolio  Prime Portfolio   Loans     Totals

Additions to net assets
 attributed to:
   Interest         $       $ 44,758   $          $          $               $233,798
   Dividends   340,770                   188,143                            2,389,485
   Net appreciation in
    fair value
    of investments 20,201    279,251    1,222,433                          40,750,675
   Investment election
    transfer     688,557   4,608,223      581,165                                   -

   Contributions:
     Employer                                                               1,961,981
     Participants 645,782    20,186      501,295       417,283             4,831,873
   Loan withdrawals(143,117) (10,637)   (358,043)                $3,735,358        -
                ---------------------------------------------------------------------
Total additions
(decreases)      1,552,206 4,941,781   2,127,993       417,283    3,735,328 50,150,274

Deductions from net assets
 attributed to:
   Benefits paid
to participants   78,946       4,166       20,236            -      137,981  2,397,145
   Loan interest
 and principal   (141,756)   (15,867)      72,042           -     2,198,253         -
   Transfer of funds due to
   plan merger                                                              (705,496)
                ----------------------------------------------------------------------
Total deductions
 (additions)     (62,810)     (11,701)     92,278          -     2,336,234  1,691,649
                ---------------------------------------------------------------
Net increase
(decrease)     1,615,016     4,953,482   2,035,715     417,283    1,691,649 48,476,163

Net assets available
 for benefits
 at beginning of year 2,492,788      -    2,380,739         - 4,734,801   $ 64,579,439
                    -----------------------------------------------------------------
Net assets available for benefits
 at end of year
                  $4,107,804 $4,953,483 $4,416,454   $417,283  $6,133,895 $113,055,602
                 ===================================================================



                             Supplemental Schedules




                 401(k) Stock Purchase Plan for the Employees of
                  Cullen/Frost Bankers, Inc. and Its Affiliates

           Item 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1997


                             Description of Investmnet,
                             Including Maturity Date,
Identity of Issue, Borrower,      Rate of Interest,
    Lessor,                      Collateral, Par or                     Current
   Or Similar Party               Maturity Date              Cost        Value
-------------------------------------------------------------------------------
*Cullen/Frost Bankers, Inc.  Common stock
                              1,451,706 shares  **$ 88,099,682     $ 88,099,682

*Cullen/Frost Bankers, Inc   Common Stock
  (pending distribution)       289 shares               17,538           17,538

AIM Short-Term Prime         Money market deposit
 Money Market Fund            account, variable interest,
                              available upon demand     82,917           82,917

Short-Term Investments
  Co. Prime Portfolio        Mutual fund               417,283          417,283

*Participant loans           Interest accrued at Frost
                             National Bank prime
                             rate, varying maturity
                             dates, 8.25%- 8.50%
                             charged during 1997     6,133,895        6,133,895

Optimum Mix/Total Return
 Portfolio                   Mutual fund             3,578,175        4,416,454

AIM LTD Maturity
 Treasury Fund               Mutual fund               917,904          921,338

Templeton Growth Fund        Mutual fund             2,957,521        2,934,922

Fidelity Advisor Growth
 Opportunities Fund          Mutual fund             4,133,289        4,107,804

Fidelity Money Market        Money market deposit
 Fund                         account                4,953,482        4,953,482


*Denotes party-in-interest
**Market value was substituted in lieu of historical cost due to historical cost not being available. See paragraph five in "Report of Independent Auditors" for disclosure.

                 401(k) Stock Purchase Plan for the Employees of
                 Cullen/Frost Bankers, Inc. and Its Affiliates

                 Item 27d - Schedule of Reportable Transactions

                           Year Ended December 31, 1997

                      Description of                                   Current Value
                   Asset (Including Interest                            of Asset on
Identity of        Rate and Maturity      Purchase   Selling  Cost of  Transaction  Net Gain
Party Involved*     in Case of a Loan)     Price      Price     Asset      Date    or (Loss)
--------------------------------------------------------------------------------------------
Category (iii) - Series of
Securities Transactions

                   Loan Fund                 $ 3,735,559          -    $ 3,735,559  $3,735,559          -
                   Loan Fund                           - $2,336,465      2,336,465   2,336,465          -
                   AIM Short-Term Prime       13,582,321          -     13,582,321  13,582,321          -
                     Money Market Fund
                   AIM Short-Term Prime                -  8,654,833      8,654,833   8,654,833          -
                     Money Market Fund
                   Fidelity Money              2,349,841          -      2,349,841   2,349,841          -
                      Market Fund
                   Fidelity Money                      -  5,799,297      5,799,297   5,799,297          -
                      Market Fund
                   Common stock:
                   Cullen/Frost Bankers, Inc.  9,079,036          -      9,079,036   9,079,036          -
                   Cullen/Frost Bankers, Inc.          -  8,820,367      5,511,967   8,820,367 $3,308,399

There were no Category (i),
 (ii), or (iv) transactions
 during the year ended
 December 31, 1997.

* All transactions on market
**Market value was substituted in lieu of historical cost due to historical cost not being available.  See paragraph five in "Report of Independent Auditors" for disclosure.
